AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1996



                                                      REGISTRATION NO. 333-08001

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- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 1
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
                              -------------------
                      CHASE PREFERRED CAPITAL CORPORATION
      (Exact name of Registrant as specified in its governing instruments)


                              -------------------

                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 270-6000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                              -------------------


                              NEILA B. RADIN, ESQ.
                      CHASE PREFERRED CAPITAL CORPORATION
                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 270-6000
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                              -------------------


                                WITH COPIES TO:

              CELIA A. FELSHER, ESQ.                             MARK J. WELSHIMER, ESQ.
         MILBANK, TWEED, HADLEY & MCCLOY                           SULLIVAN & CROMWELL
            ONE CHASE MANHATTAN PLAZA                                125 BROAD STREET
             NEW YORK, NEW YORK 10005                            NEW YORK, NEW YORK 10004
               TEL: (212) 530-5000                                 TEL: (212) 558-4000
               FAX: (212) 530-5219                                 FAX: (212) 558-3588

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / ____________

                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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
                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

       (b) Exhibits


EXHIBIT NUMBER                                    DESCRIPTION
- --------------                                    -----------

 1**             --Form of Underwriting Agreement between the Company, the Bank and the
                   Underwriters

 3(a)(i)*        --Certificate of Incorporation of the Company

 3(a)(ii)        --Form of Certificate of Designation establishing the Series A Preferred
                   Shares

 3(a)(iii)       --Form of Amended and Restated Certificate of Incorporation of the Company

 3(b)(i)*        --By-laws of the Company

 3(b)(ii)        --Form of Amended and Restated By-laws of the Company

 4**             --Specimen of certificate representing Series A Preferred Shares

 5**             --Opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Company, relating to Series A Preferred Shares

 8**             --Opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Company, relating to certain tax matters

 10(a)           --Form of Residential Mortgage Loan Purchase and Warranties Agreement between the Company and the Bank

 10(b)           --Form of Commercial Mortgage Loan Purchase and Warranties Agreement between the Company and the Bank

 10(c)           --Form of Residential Mortgage Loan Servicing Agreement between the Company and Chase Mortgage Services, Inc.

 10(d)           --Form of Commercial Mortgage Loan Servicing Agreement between the Company and the Bank

 10(e)           --Form of Advisory Agreement between the Company and the Bank

 23(a)*          --Consent of Price Waterhouse LLP

 23(b)**         --Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5)

 24*             --Powers of Attorney


- ------------


 * Previously filed



** To be filed by amendment

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of July, 1996.


                                          CHASE PREFERRED CAPITAL CORPORATION

                                          By   /s/ NEILA B. RADIN
                                             ...................................
                                                    Neila B. Radin
                                                      Secretary


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----
                  *                    Chairman and Director                   July 26, 1996
 .....................................  (Principal Executive Officer)
          Robert S. Strong

                  *                    President and Director                  July 26, 1996
 .....................................
          Deborah L. Duncan

                  *                    Treasurer and Director                  July 26, 1996
 .....................................  (Principal financial and accounting
           Don B. Taggart                officer)

                  *                    Director                                July 26, 1996
 .....................................
          Richard J. Boyle

                  *                    Director                                July 26, 1996
 .....................................
            Thomas Jacob

                  *                    Director                                July 26, 1996
 .....................................
         William C. Langley

                  *                    Director                                July 26, 1996
 .....................................
           Peter J. Tobin

*By:  /s/ NEILA B. RADIN
    .................................
           Neila B. Radin
        (as attorney-in-fact)

                               INDEX TO EXHIBITS


 EXHIBIT
  NUMBER                                         EXHIBIT
 -------                                         -------

1**         --Form of Underwriting Agreement between the Company, the Bank and the
              Underwriters

3(a)(i)*    --Certificate of Incorporation of the Company

3(a)(ii)    --Form of Certificate of Designation establishing the Series A Preferred Shares

3(a)(iii)   --Form of Amended and Restated Certificate of Incorporation of the Company

3(b)(i)*    --By-laws of the Company

3(b)(ii)    --Form of Amended and Restated By-laws of the Company

4**         --Specimen of certificate representing Series A Preferred Shares

5**         --Opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Company, relating to
              Series A Preferred Shares

8**         --Opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Company, relating to certain tax matters

10(a)       --Form of Residential Mortgage Loan Purchase and Warranties Agreement between the
              Company and the Bank

10(b)       --Form of Commercial Mortgage Loan Purchase and Warranties Agreement between the
              Company and the Bank

10(c)       --Form of Residential Mortgage Loan Servicing Agreement between the Company and
              Chase Mortgage Services, Inc.

10(d)       --Form of Commercial Mortgage Loan Servicing Agreement between the Company and the
              Bank

10(e)       --Form of Advisory Agreement between the Company and the Bank

23(a)*      --Consent of Price Waterhouse LLP

23(b)**     --Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5)

24*         --Powers of Attorney


- ------------


 * Previously filed.


** To be filed by amendment.